UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 25, 2014

AMERICAN NATIONAL INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Texas	001-34280	74-0484030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

One Moody Plaza Galveston, Texas		77550-7999
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (409) 763-4661

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2013, the death of former Board and Audit Committee member Frank P. Williamson resulted in our noncompliance with NASDAQ Listing Rules 5605(b)(1) and 5605(c)(2). Such rules require that our Board of Directors be comprised of a majority of independent directors and that our Audit Committee be comprised of at least three independent directors. The election of Mr. Pederson to serve on our Board of Directors, as described in Item 5.07 below, and the appointment of Mr. Pederson to our Audit Committee by our Board at its regular meeting on April 25, 2014, has allowed us to return to compliance with these NASDAQ listing rules. On April 25, we notified NASDAQ of Mr. Pederson’s election as a director and his appointment to the Audit Committee. We received confirmation from NASDAQ on May 1, 2014 that, with this public disclosure of the matter in accordance with applicable NASDAQ rules and securities law requirements, we have returned to compliance with Listing Rules 5605(b)(1) and 5605(c)(2) and that the matter is now closed.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on April 25, 2014 (the “Annual Meeting”). Results of stockholder voting at the Annual Meeting are set forth below.

Proposal 1. The stockholders elected the following individuals as Directors of the Company, to serve until the next Annual Meeting of Stockholders:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Arthur O. Dummer	24,742,757	277,693	933,609
Dr. Shelby M. Elliott	24,201,933	818,517	933,609
Frances A. Moody-Dahlberg	24,557,431	463,019	933,609
Robert L. Moody, Sr.	23,561,481	1,458,969	933,609
Russell S. Moody	24,548,141	472,309	933,609
William L. Moody IV	24,693,093	327,357	933,609
E. J. “Jere” Pederson	24,526,469	493,981	933,609
James E. Pozzi	24,569,546	450,904	933,609
James D. Yarbrough	24,314,827	705,623	933,609

Following the Annual Meeting, the Board of Directors elected Mr. Pederson to serve on the Board’s Audit Committee, Compensation Committee and Nominating Committee.

Proposal 2. The stockholders approved, in a non-binding advisory vote, the compensation of the named executive officers disclosed in the “Executive Compensation” section of the Company’s proxy statement dated April 1, 2014 relating to the Annual Meeting. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
20,672,666	4,190,370	157,414	933,609

Proposal 3. The stockholders approved, in a non-binding advisory vote, a frequency of every year for future advisory votes on executive compensation. The results of the vote were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
24,641,797	16,827	345,402	16,424	933,609

In accordance with the vote of the stockholders on Proposal 3, and the prior recommendation of the Company’s Board of Directors, the Company has determined to hold a non-binding advisory vote on the compensation of the Company’s named executive officers every year.

Proposal 4. The stockholders ratified the selection of KPMG LLP as the Company’s auditors for 2014. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
25,896,045	55,141	2,873	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN NATIONAL INSURANCE COMPANY

By:	/s/ John J. Dunn, Jr.
	Name:	John J. Dunn, Jr.
	Title:	Executive Vice President and Corporate Chief Financial Officer

Date: May 1, 2014